Exhibit 23.2





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2007, relating to the consolidated financial statements and consolidated financial statement schedule of Greatbatch, Inc., and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Greatbatch, Inc. for the year ended December 29, 2006.


/s/ Deloitte & Touche LLP

Buffalo, New York
June 4, 2007